EXECUTION VERSION

FIRST REFINANCING TERM LOAN AMENDMENT

FIRST REFINANCING TERM LOAN AMENDMENT, dated as of July 29, 2013 (this “Refinancing Amendment”), in respect of the Term Loan and Guaranty Agreement, dated as of April 23, 2013, among Tower Automotive Holdings USA, LLC (the “Borrower”), Tower International, Inc. (“Holdings”), Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC, and the other Guarantors party thereto, the Lenders party thereto and Citibank N.A., as administrative agent (the “Agent”) (as in effect prior to giving effect to this Refinancing Amendment, the “Loan Agreement”).

WHEREAS, the Borrower desires, pursuant to Section 2.22 of the Loan Agreement, to obtain Refinancing Term Loans, the Net Cash Proceeds of which shall be used to prepay in full all of the Loans (the “Existing Term Loans”) outstanding under the Loan Agreement as of the First Refinancing Term Loan Effective Date (as defined below) (the “Refinancing”);

WHEREAS, the Refinancing Term Lenders (as defined below) have agreed to provide such Refinancing Term Loans in accordance with the terms and conditions set forth herein and in the Loan Agreement;

WHEREAS, each of Citigroup Global Markets Inc. (“CGMI”) and J.P. Morgan Securities LLC (“JPMS”) (collectively, the “Arrangers”) have agreed to act in the roles and pursuant to the titles set forth in the Engagement Letter (as defined below) in respect of such Refinancing Term Loans;

WHEREAS, the Refinancing constitutes a Repricing Transaction in respect of the Existing Term Loans; and

WHEREAS, in accordance with Section 2.22(c) (and, as applicable, Section 10.9) of the Loan Agreement, the Loan Parties, the Agent and the Refinancing Term Lenders have agreed to amend the Loan Agreement in connection with, and to facilitate the incurrence of, such Refinancing Term Loans;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning assigned to such term in the Amended Loan Agreement (as defined below). The rules of construction and other interpretive provisions specified in Section 1.02 of the Amended Loan Agreement shall apply to this Refinancing Amendment, including terms defined in the preamble and recitals hereto.

(b)        As used in this Refinancing Amendment, the following terms have the meanings specified below:

“Amended Loan Agreement” shall mean the Loan Agreement, as amended by this Refinancing Amendment.

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“Existing Term Lender” shall mean a Lender with an Existing Term Loan on the First Refinancing Term Loan Effective Date, immediately prior to giving effect to this Refinancing Amendment.

“Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Lender, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Lender on the First Refinancing Term Loan Effective Date plus (ii) all accrued and unpaid interest on such Existing Term Lender’s Existing Term Loans plus (iii) the amounts payable to such Existing Term Lender in respect of its Existing Term Loans pursuant to Section 2.18(b) of the Loan Agreement plus (iv) any other amounts owing to such Existing Term Lender under the Loan Documents as of the First Refinancing Term Loan Effective Date, including any amounts owing pursuant to Section 2.14 of the Loan Agreement.

“First Refinancing Term Loan Effective Date” shall have the meaning provided in Section 8 hereof.

Section 2. First Refinancing Term Loan Effective Date Transactions.

(a)        With effect from and including the First Refinancing Term Loan Effective Date, each Person identified on the signature pages hereof as a “Refinancing Term Lender” (each, a “Refinancing Term Lender”) shall become party to the Amended Loan Agreement as a “Lender”, shall have a Commitment in the amount set forth on Schedule 1 hereto (the “Refinancing Term Loan Commitments”) and shall have all of the rights and obligations of a “Lender” under the Amended Loan Agreement and the other Loan Documents.

(b)        On the First Refinancing Term Loan Effective Date, each Existing Term Lender shall cease to be a Lender party to the Loan Agreement (and, for the avoidance of doubt, shall not be a party to the Amended Loan Agreement (except to the extent that it shall subsequently become party thereto (i) pursuant to an Assignment and Acceptance entered into with any Lender in accordance with the terms of the Amended Loan Agreement or (ii) through other means (including via a cashless roll election in accordance with procedures established by the Agent))), and all accrued fees and other amounts payable under the Loan Agreement for the account of each Existing Term Lender shall be due and payable on such date; provided that the provisions of Sections 2.13, 2.14, 2.15 and 10.05 of the Loan Agreement shall continue to inure to the benefit of each Existing Term Lender after the First Refinancing Term Loan Effective Date.

(c)        On the First Refinancing Term Loan Effective Date:

(i)        Each Refinancing Term Lender, severally and not jointly, shall make a Refinancing Term Loan to the Borrower in accordance with this Section 2(c) and Section 2.01 of the Loan Agreement by delivering to the Agent immediately available funds in an amount equal to its Refinancing Term Loan Commitment;

(ii)        the Borrower shall prepay in full the Existing Term Loans by:

(A)        delivering to the Agent funds in an amount equal to the excess of (1) the aggregate of the Existing Term Loan Prepayment Amounts for all of the Existing Term Lenders (except to the extent otherwise agreed by any Existing Term Lender) over (2) the New Lender Net Funding Amount (as defined below) (such excess, the “Borrower’s Payment”); and

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(B)        directing the Agent to apply the funds made available to the Agent pursuant to Section 2(c)(i) hereof, net of fees and expenses as agreed by the Borrower and the Agent (the “New Lender Net Funding Amount”), along with the Borrower’s Payment, to prepay in full the Existing Term Loans; and

(iii)        the Agent shall apply the New Lender Net Funding Amount and the Borrower’s Payment to pay to each Existing Term Lender an amount equal to such Existing Term Lender’s Existing Term Loan Prepayment Amount (except as otherwise agreed by such Existing Term Lender).

(d)        Each Refinancing Term Loan made on the First Refinancing Term Loan Effective Date pursuant to Section 2(c) shall constitute a Eurodollar Loan having an initial Interest Period ending on October 23, 2013.

Section 3. Amendment; Borrowings on First Refinancing Term Loan Effective Date. (a) Each of the parties hereto agrees that, effective on the First Refinancing Term Loan Effective Date, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A hereto (the “Amendment”).

(b)        With effect from the effectiveness of this Refinancing Amendment, each Refinancing Term Loan made on the First Refinancing Term Loan Effective Date in accordance with Section 2(c) hereof shall constitute, for all purposes of the Amended Loan Agreement, a Loan made pursuant to the Amended Loan Agreement and this Refinancing Amendment; provided that pursuant to this Refinancing Amendment, each such Refinancing Term Loan shall constitute an “Initial Term Loan” for all purposes of the Amended Loan Agreement, and all provisions of the Amended Loan Agreement applicable to Initial Term Loans shall be applicable to such Refinancing Term Loans.

(c)        The Refinancing Term Loan Commitments provided for hereunder shall terminate on the First Refinancing Term Loan Effective Date immediately upon the borrowing of the Refinancing Term Loans pursuant to Section 2(c).

(d)        It is understood and agreed that immediately following the consummation of the transactions described in Section 2, (x) the Refinancing Term Lenders constitute the Required Lenders, (y) Annex III to Schedule 6.03 of the Loan Agreement is removed and replaced in its entirety with Annex III to Schedule 6.03 attached as Exhibit B hereto and (z) Section 6.03(a) of the Loan Agreement is modified as set forth in the Amendment.

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Section 4. Effect of Amendment; Reaffirmation; Etc. (a) Except as expressly set forth herein or in the Amended Loan Agreement, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (including, for the avoidance of doubt, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date) on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor in accordance with Article 9 of the Loan Agreement with respect to all of the Secured Obligations of each other Secured Obligor (including, for the avoidance of doubt, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date).

(b)        This Refinancing Amendment constitutes a “Refinancing Term Loan Amendment” (as defined in the Loan Agreement).

(c)         By executing this Refinancing Amendment, the Borrower and Agent hereby consent to any assignment of Refinancing Term Loans by the Refinancing Term Lender to one or more Eligible Assignees in connection with the primary syndication of the Refinancing Term Loans.

Section 5. Representations of Loan Parties. Each of the Loan Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Refinancing Amendment, including the borrowing of Refinancing Term Loans provided for herein:

(a)        all representations and warranties set forth in Section 3 of the Amended Loan Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the First Refinancing Term Loan Effective Date with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date);

(b)        no Default or Event of Default shall exist or would result from the transactions contemplated by this Refinancing Amendment, including the borrowing of Refinancing Term Loans; and

(c)        immediately after the consummation of the transactions contemplated by this Refinancing Amendment to occur on the First Refinancing Amendment Effective Date, each Loan Party will be Solvent.

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Section 6. Governing Law. THIS REFINANCING AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Counterparts. This Refinancing Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Refinancing Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Refinancing Amendment.

Section 8. Effectiveness. This Refinancing Amendment, and the obligation of each Refinancing Term Lender to make the Refinancing Term Loan to be made by it pursuant to Section 2(c)(i) of this Refinancing Amendment, shall become effective on the date (the “First Refinancing Term Loan Effective Date”) when each of the following conditions shall have been satisfied:

(a)        the Agent shall have received from each Loan Party, the Agent and each Refinancing Term Lender either (i) a counterpart of the Refinancing Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of the Amendment) that such party has signed a counterpart of the Amendment;

(b)        the Borrower shall have paid all fees due and payable to CGMI and JPMS pursuant to that certain engagement letter, dated as of July 9, 2013 (the “Engagement Letter”), among the Borrower, Holdings, CGMI and JPMS;

(c)        the Agent and the Arrangers shall have received all reasonable and documented costs and expenses required to be paid or reimbursed under Section 10.05 of the Loan Agreement or the Engagement Letter for which invoices have been presented a reasonable period of time prior to the First Refinancing Term Loan Effective Date;

(d)        the Agent shall have received from the Borrower the Borrower’s Payment;

(e)        the representations and warranties set forth in Section 5 of this Refinancing Amendment shall be true and correct;

(f)        the Agent shall have received for each of the Loan Parties:

(i)        a certificate of the Secretary or an Assistant Secretary of that entity dated the First Refinancing Term Loan Effective Date substantially in the form of the certificates delivered pursuant to Section 4.01(b)(iii) of the Loan Agreement, and attaching the documents referred to in clauses (ii) through (iv) below;

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(ii)        a copy of such entity’s certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

(iii)        a true and complete copy of the by-laws or limited liability company operating agreement of that entity as in effect on the date of the certification referred to in clause (i) above;

(iv)        a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Refinancing, the execution, delivery and performance in accordance with their respective terms of this Refinancing Amendment, the Loan Documents and any other documents required or contemplated hereunder;

(v)        a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

(vi)        a favorable written opinion of Lowenstein Sandler LLP, counsel to the Loan Parties, dated as of the date of the First Refinancing Term Loan Effective Date, in a form reasonably acceptable to the Agent; and

(g)        the conditions set forth in Section 4.02(b) and 4.02(c) of the Loan Agreement shall be satisfied on and as of the First Refinancing Term Loan Effective Date, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement, and the Agent shall have received a certificate of a Financial Officer of the Borrower as to the foregoing.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Refinancing Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

GUARANTORS:

TOWER INTERNATIONAL, INC. (formerly known
as Tower Automotive, LLC)

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS II(b), LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

[Signature Page to Refinancing Amendment]

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TOWER DEFENSE & AEROSPACE HOLDINGS, LLC

By:	/s/ Michael Rajkovic
Name: Michael Rajkovic
Title: President

TOWER ACQUISITION COMPANY II, LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TOWER DEFENSE & AEROSPACE, LLC

By:	/s/ Michael Rajkovic
Name: Michael Rajkovic
Title: President

TOWER INTERNATIONAL REAL ESTATE COMPANY, LLC

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President and Chief Executive Officer

TA HOLDINGS FINANCE, INC.

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: President

[Signature Page to Refinancing Amendment]

citibank, n.a., as Agent and Refinancing Term Lender

By	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

[Signature Page to Refinancing Amendment]

Exhibit A

[Amendments to Loan Agreement attached]

[EXPLANATORY NOTE: AS EXECUTED BY THE PARTIES, EXHIBIT A CONSISTS SOLELY OF PAGES OF THE LOAN AGREEMENT THAT WERE MODIFIED BY THE AMENDMENT.  AS A RESULT, ONLY SELECT PAGES AND PROVISIONS OF THE LOAN AGREEMENT APPEAR IN EXHIBIT A.]

EXECUTION VERSION

Conformed Copy Reflecting

First Refinancing Term Loan Amendment

Dated as of July 29, 2013

~~EXECUTION VERSION~~

TERM LOAN AND GUARANTY AGREEMENT

Dated as of April 23, 2013

Among

TOWER AUTOMOTIVE HOLDINGS USA, LLC

as Borrower,

and

TOWER INTERNATIONAL, INC., TOWER AUTOMOTIVE

HOLDINGS I, LLC, TOWER AUTOMOTIVE HOLDINGS II(a), LLC, TOWER

AUTOMOTIVE HOLDINGS II(b), LLC, AND THE OTHER GUARANTORS

PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

and

CITIBANK, N.A.,

as Agent

CITIGROUP GLOBAL MARKETS INC.,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC and

WELLS FARGO SECURITIES, LLC,

Joint Bookrunners

and

Joint Lead Arrangers,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC and

WELLS FARGO SECURITIES, LLC,

Co-Syndication Agents

and

Co-Documentation Agents

[* With respect to the Refinancing Term Loans borrowed on July 29, 2013, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC act as joint lead arrangers and bookrunners.]

TABLE OF CONTENTS

PAGE

ARTICLE 1
Definitions

Section 1.01. Defined Terms	2
Section 1.02. Terms Generally	33
Section 1.03. Accounting Terms; GAAP	34

ARTICLE 2
Amount And Terms of Loans

Section 2.01. Commitments to Lend	34
Section 2.02. Request for Borrowings	~~34~~35
Section 2.03. Funding of Loans	35
Section 2.04. Interest Elections	~~35~~36
Section 2.05. Interest on Loans	37
Section 2.06. Default Interest	37
Section 2.07. Alternate Rate of Interest	~~37~~38
Section 2.08. Evidence of Debt	~~37~~38
Section 2.09. Termination or Reduction of Commitment	38
Section 2.10. Repayment of Loans	38
Section 2.11. Mandatory Prepayment	~~38~~39
Section 2.12. Optional Prepayment of Loans	~~42~~43
Section 2.13. Increased Costs	43
Section 2.14. Break Funding Payments	44
Section 2.15. Taxes	~~44~~45
Section 2.16. Payments Generally; Pro Rata Treatment	47
Section 2.17. Mitigation Obligations; Replacement of Lenders	48
Section 2.18. Certain Fees	~~48~~49
Section 2.19. Nature of Fees	49
Section 2.20. Right of Set-off	49
Section 2.21. Payment of Obligations	~~49~~50
Section 2.22. Refinancing Facilities	~~49~~50
Section 2.23. Incremental Term Facilities	~~51~~52
Section 2.24. Amend and Extend Transactions	53

ARTICLE 3
Representations and Warranties

Section 3.01. Organization; Powers	~~54~~55
Section 3.02. Authorization; Enforceability	~~54~~55
Section 3.03. Disclosure	55
Section 3.04. Financial Condition; No Material Adverse Change	55
Section 3.05. Capitalization and Subsidiaries	~~55~~56

Section 3.06. Government Approvals; No Conflicts	56
Section 3.07. Compliance with Law; No Default	56
Section 3.08. Litigation and Environmental Matters	56
Section 3.09. Insurance	~~56~~57
Section 3.10. Taxes	57
Section 3.11. Use of Proceeds	57
Section 3.12. Labor Relations	~~57~~58
Section 3.13. ERISA	58
Section 3.14. Investment Company Status	58
Section 3.15. Properties	58
Section 3.16. Solvency	~~58~~59
Section 3.17. Security Interest in Collateral	~~58~~59
Section 3.18. Margin Stock	59
Section 3.19. Economic Sanctions	59
Section 3.20. Anti-Corruption	~~59~~60
Section 3.21. Money-Laundering and Counter-Terrorist Financing Laws	~~59~~60

ARTICLE 4
Conditions of Lending

Section 4.01. Conditions to Effectiveness	60
Section 4.02. Conditions Precedent to each Loan	~~63~~64

ARTICLE 5
Affirmative Covenants

Section 5.01. Financial Statements and Other Information	64
Section 5.02. Notices of Material Events	~~65~~66
Section 5.03. Existence; Conduct of Business	~~66~~67
Section 5.04. Insurance	67
Section 5.05. Payment of Obligations	67
Section 5.06. Compliance With Laws	~~67~~68
Section 5.07. Maintenance of Properties	~~67~~68
Section 5.08. Books and Records; Inspection Rights	~~67~~68
Section 5.09. Additional Guarantors and Collateral; Further Assurances	68
Section 5.10. Maintenance Of Flood Insurance	~~69~~70
Section 5.11. Post-Closing Matters	70
Section 5.12. Ratings	~~70~~71

ARTICLE 6
Negative Covenants

Section 6.01. Liens	~~70~~71
Section 6.02. Fundamental Changes	72
Section 6.03. Indebtedness	~~72~~73
Section 6.04. Sale and Lease-Back Transactions	~~74~~75
Section 6.05. Investments, Loans and Advances	~~74~~75

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Section 6.06. Disposition of Assets	~~76~~77
Section 6.07. Restricted Payments; Restrictive Agreements	~~77~~78
Section 6.08. Transactions With Affiliates	79
Section 6.09. Limitations On Hedging Agreements	80
Section 6.10. Modifications of and Payments on Other Indebtedness	~~80~~81
Section 6.11. Total Net Leverage Ratio	~~80~~81
Section 6.12. Fiscal Year	~~80~~81
Section 6.13. Changes in Lines of Business	~~80~~81

ARTICLE 7
Events of Default

Section 7.01. Events of Default	81

ARTICLE 8
The Agent

Section 8.01. Administration by Agent	84
Section 8.02. Rights of Agent	~~84~~85
Section 8.03. Liability of Agent	~~84~~85
Section 8.04. Reimbursement and Indemnification	~~85~~86
Section 8.05. Successor Agent	86
Section 8.06. Independent Lenders	~~86~~87
Section 8.07. Advances and Payments	~~86~~87
Section 8.08. Sharing of Setoffs	87
Section 8.09. Other Agents	~~87~~88

ARTICLE 9
Guaranty

Section 9.01. Guaranty	88
Section 9.02. No Impairment of Guaranty	89
Section 9.03. Subrogation	~~89~~90

ARTICLE 10
Miscellaneous

Section 10.01. Notices	~~89~~90
Section 10.02. Survival of Agreement, Representations and Warranties, Etc	~~90~~91
Section 10.03. Successors and Assigns	91
Section 10.04. Confidentiality	~~98~~99
Section 10.05. Expenses; Indemnity; Damage Waiver	99
Section 10.06. Choice of Law	~~100~~101
Section 10.07. No Waiver	~~100~~101
Section 10.08. Extension of Maturity	~~100~~101
Section 10.09. Amendments, Etc	~~100~~101
Section 10.10. Severability	103

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Section 10.11. Headings	103
Section 10.12. Survival	103
Section 10.13. Execution in Counterparts; Integration; Effectiveness	~~103~~104
Section 10.14. Prior Agreements	104
Section 10.15. Further Assurances	104
Section 10.16. Patriot Act	104
Section 10.17. Jurisdiction; Consent to Service of Process	~~104~~105
Section 10.18. No Fiduciary Duty	105
Section 10.19. Waiver of Jury Trial	~~105~~106
Section 10.20. Intercreditor Agreements	~~105~~106

ANNEX A	Commitment Amounts

EXHIBIT A	Form of Security Agreement
EXHIBIT B	Form of Opinion of Lowenstein Sandler LLP
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Affiliate Subordination Agreement
EXHIBIT E-1	Form of Mortgage (Fee)
EXHIBIT E-2	Form of Mortgage (Leasehold)
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Joinder Agreement
EXHIBIT H	Form of Landlord Consent and Agreement
EXHIBIT I	Form of Borrowing Request

SCHEDULE 1.01(b)	Non-Material Subsidiaries
SCHEDULE 3.05	Subsidiaries
SCHEDULE 3.06	Government Approvals; No Conflicts
SCHEDULE 3.08	Litigation
SCHEDULE 3.12(a)	Collective Bargaining / Labor Agreements
SCHEDULE 3.12(b)	Labor Matters
SCHEDULE 3.15(a)	Properties
SCHEDULE 4.01(c)	Mortgaged Properties
SCHEDULE 5.09(e)	Leasehold Interests
SCHEDULE 6.01	Liens
SCHEDULE 6.03	Indebtedness
SCHEDULE 6.05	Investments
SCHEDULE 6.06(j)	Specified Dispositions
SCHEDULE 6.08	Agreements with Affiliates

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ARTICLE 1
Definitions

Section 1.01. Defined Terms.

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as representative with respect to the Revolving Credit Facility, Wilmington Trust FSB, as representative with respect to the Secured Notes, and each of the other parties thereto.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“Account Control Agreement” shall mean a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable.

“Additional Credit Extension Amendment” shall mean an amendment to this Agreement (which may, at the option of the Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Agent, the Loan Parties and the other parties specified in Section 2.24 (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Sections 4.01 and/or 4.02, all to the extent reasonably requested by the Agent or the other parties to such Additional Credit Extension Amendment.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that in no event shall the Adjusted LIBO Rate be less than ~~1.25~~1.00%.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

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“Affiliate Lender” shall mean each Lender who is an Affiliate of the Borrower, excluding (x) Holdings and its Subsidiaries and (y) any Debt Fund Affiliate Lender.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit D pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent” shall have the meaning given such term in the preamble.

“Agreement” shall mean this Term Loan and Guaranty Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (iii) the Adjusted LIBO Rate for a one month Interest Period in effect for such day (for the avoidance of doubt, after giving effect to the proviso to the definition of “Adjusted LIBO Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change.

“Amortization Amount” shall mean, on any date, an amount equal to 0.25% of the ~~initial~~ aggregate principal amount of the Initial Term Loans ~~made to the Borrower on the Closing Date~~outstanding on the First Refinancing Term Loan Effective Date after the Borrowing of Initial Term Loans on such date.

“Amortization Date” shall mean each January 1, April 1, July 1 and October 1 subsequent to the ~~Closing~~ First Refinancing Term Loan Effective Date and prior to the Maturity Date.

“Applicable ABR Margin” shall mean ~~3.50~~2.75% per annum.

“Applicable Amount” shall mean, at any time, an amount equal to the sum of (a) $50,000,000, plus (b) 50% of Consolidated Net Income for the period commencing on the Closing Date and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) have been received by the Agent, plus (c) 100% of the net cash proceeds received by Holdco in connection with the issuance or sale of any common Equity Interests of Holdco; provided, that such amount shall be reduced from time to time to the extent that all or any portion of such Applicable Amount is concurrently being applied, or has previously been applied, to make Investments or Restricted Payments to the extent permitted hereunder and as such amount shall be increased from time to time to the extent of returns received in cash on any Investment, whether by disposition, return of capital, dividend, interest or otherwise, that was made using the Applicable Amount.

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“Applicable Eurodollar Margin” shall mean ~~4.50~~3.75% per annum.

“Approved Fund” shall have the meaning given such term in Section 10.03.

“Arrangers” shall mean (i) prior to the First Refinancing Term Loan Effective Date, Citigroup Global Markets Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC~~.~~ and (ii) from and after the First Refinancing Term Loan Effective Date, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by any Group Member to any Person other than a Group Member of (a) any Equity Interests of any Subsidiary (other than directors’ qualifying shares and shares required by applicable law to be held by foreign nationals (but only to the extent of such legal requirement)) or (b) any other assets of any Group Member (other than (i) inventory, damaged, surplus, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $10,000,000 in the aggregate in any calendar year), other than any disposition of assets permitted under Section 6.06(d), Section 6.06(e), Section 6.06(f) or Section 6.06(j)).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and consented to by each party whose consent is required by Section 10.03, substantially in the form of Exhibit C or in such form as is otherwise agreed by the Agent.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall have the meaning assigned to such term in Section 2.19.

“Financial Officer” of a Person shall mean the chief financial officer, controller, corporate controller, treasurer or corporate treasurer of such Person.

“First Refinancing Term Loan Effective Date” shall have the meaning provided in the First Refinancing Term Loan Amendment.

“First Refinancing Term Loan Amendment” shall mean that certain Refinancing Term Loan Amendment, dated as of July 29, 2013, among the Borrower, Holdings, Holdco, Foreign Holdco, the other Guarantors party thereto, the Refinancing Term Lenders and the Agent.

“Flood Determination Form” shall have the meaning given such term in Section 4.01(c)(vii).

“Flood Laws” shall have the meaning given such term in Section 4.01(c)(vii).

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.11(k).

“Foreign Asset Sale” shall have the meaning assigned to such term in Section 2.11(k).

“Foreign Holdco” shall have the meaning given such term in the preamble to this Agreement.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” shall mean any pension plan sponsored, maintained or contributed to by any Loan Party or any Subsidiary (or with respect to which any Loan Party or any Subsidiary has any liability) described in Section 4(b)(4) of ERISA that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable governmental authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by applicable governmental

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of Holdco for which financial statements are available or required to have been delivered pursuant to Section 5.03, is equal to or less than 2.00:1.00.

“Incremental Term Loans” shall mean term loans made by one or more Lenders to the Borrower pursuant to Section 2.23. Incremental Term Loans may be made in the form of additional Loans that are to be included in the same Class as the Initial Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

The “Incurrence Test” shall be met with respect to any incurrence of Indebtedness or other transaction if, and only if, on a Pro Forma Basis, the Interest Coverage Ratio is not less than 2.00 to 1.00.

“Indebtedness” shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than accounts payable for property, including inventory and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) the principal portion of all obligations of such Person under Capitalized Leases, (v) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vi) all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest or exchange rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts, in each case on a marked-to-market basis, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, such Indebtedness referred to in this clause (viii) shall be the lesser of the value of such property on which a Lien is attached or the amount of such Indebtedness and (ix) financings described in Section 6.06(e).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning given such term in Section 10.05(b).

“Information Memorandum” shall mean the Confidential Information Memorandum dated April, 2013 relating to the Loan Parties and the Transactions.

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“Initial Term Loan Facility” shall mean (i) prior to the First Refinancing Term Loan Effective Date, the term loans made available to the Borrower on the Closing Date and (ii) from and after the First Refinancing Term Loan Effective Date the Refinancing Term Loans made available to the Borrower on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment.

“Initial Term Loans” shall mean (i) prior to the First Refinancing Term Loan Effective Date, the loans made by the Lenders on the Closing Date in accordance with Section 2.01(a) and (ii) from and after the First Refinancing Term Loan Effective Date, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment.

“Insufficiency” shall mean, with respect to any Plan, its “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA, if any.

“Interest Coverage Ratio” shall mean, on any date, the ratio of

(a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) cash Consolidated Interest Expense (excluding amounts not paid or payable in cash, including, but not limited to, amortization of debt issuance costs and amortization of original issue discount) for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three, six or, if consented to by all of the Lenders, nine or twelve months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.02 or 2.04; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

“Investments” shall have the meaning given such term in Section 6.05.

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Section 2.09. Termination or Reduction of Commitment. Unless earlier terminated pursuant to Article 7, the Commitments shall terminate upon the funding of the Loans to which such Commitments relate.

Section 2.10. Repayment of Loans. (a) The Borrower shall pay to the Agent, for the account of the applicable Lenders, on each Amortization Date, a principal amount of the Initial Term Loans made to it equal to the Amortization Amount, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)        To the extent not previously paid, all outstanding Loans shall be due and payable on the Maturity Date with respect to such Loans, together with accrued and unpaid interest thereon.

(c)        All payments required pursuant to this Section 2.10 are subject to reduction on account of optional or mandatory prepayments as provided in Sections 2.11 and 2.12.

(d)        For the avoidance of doubt, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date (x) shall constitute the Initial Term Loans for all purposes of this Agreement, (y) shall mature and become due and payable on the Initial Term Loan Maturity Date, (which date is April 23, 2020) and (z) shall be repaid in quarterly installments in accordance with Section 2.10(a).

Section 2.11. Mandatory Prepayment. (a) Subject to Section 2.11(g), not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.11(e); provided that, if (i) Holdco shall deliver a certificate of a Financial Officer to the Agent at the time of receipt of any Net Cash Proceeds from any Asset Sale setting forth its intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Holdco Group within 360 days of receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, then no prepayment will be required pursuant to this clause in respect of such Net Cash Proceeds (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except that, if any such Net Cash Proceeds have not been so applied by the end of such 360-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Cash Proceeds that have not been so applied; provided that if the applicable Group Member enters into a definitive agreement to apply such Net Cash Proceeds in productive assets of a kind then used or usable in the business of the Holdco Group prior to the end of such 360-day period and the conditions set forth in clauses (ii) and (iii) are satisfied, the Borrower shall be required to prepay outstanding Loans with such Net Cash Proceeds only to the extent that such Net Cash Proceeds are not so applied within 180 days of the date of such definitive agreement.

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Section 2.18. Certain Fees. (a) The Borrower shall pay to the Agent the fees set forth in that certain Agent’s Fee Letter, dated as of April 2, 2013, at the times set forth therein.

(b) In the event that the Initial Term Loans are prepaid or repriced in whole or in part pursuant to a Repricing Transaction (including in connection with an assignment made pursuant to Section 10.09(b)) on or ~~after the Closing Date and prior to the first anniversary of the Closing~~within six months of the First Refinancing Term Loan Effective Date, the Borrower shall pay to the applicable Lenders a prepayment fee in an amount equal to 1.00% of the principal amount so prepaid or repriced.

Section 2.19. Nature of Fees. All fees payable hereunder (the “Fees”) shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter agreement described in Section 2.18. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.20. Right of Set-off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated as payroll accounts and any trust accounts) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the applicable Loan Party after any such set-off and application made by such Lender or by the Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

Section 2.21. Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Loan Parties under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations.

Section 2.22. Refinancing Facilities.

(a) The Borrower may, by written notice to the Agent, elect to request the establishment of one or more additional tranches of term loans under this Agreement (which shall be pari passu with the Loans, including in respect of Collateral) (each, a “Refinancing Term Loan Facility”) or one or more series of (x) pari passu secured notes, (y) senior unsecured notes or loans or (z) second lien secured notes or loans,

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(a) Other than as set forth on Schedule 3.08, there are no actions, suits or proceedings pending or, to the knowledge of each Group Member, threatened against or affecting the Holdco Group or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely and, if so determined adversely would have a Material Adverse Effect.

(b) Except for matters which could not reasonably be expected to have a Material Adverse Effect (i) the operations of the Loan Parties comply in all material respects with all applicable Environmental Laws; (ii) to the knowledge of each Loan Party, none of the operations of the Loan Parties is the subject of any governmental investigation evaluating, or any third party claim regarding, a release of any Hazardous Materials into the environment; and (iii) to the knowledge of each Loan Party, the Loan Parties do not have any material Environmental Liability.

Section 3.09. Insurance. All policies of insurance of any kind or nature owned by or issued to the Holdco Group, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are or will be in full force and effect as of the Closing Date and at all times thereafter and are of a nature and provide such coverage as is sufficient for and customarily carried by companies of the size and character of the Business.

Section 3.10. Taxes. Each Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.11. Use of Proceeds. The proceeds of the ~~Initial Term~~ Loans made on the Closing Date pursuant to Section 2.01(a) shall be used (a) on the Closing Date to repurchase a portion of the 2017 Notes and to pay accrued unpaid interest on such repurchased 2017 Notes and related fees and expenses (including tender premium) and (b) on one or more occasions following the Closing Date, to redeem, repurchase or otherwise discharge all or a portion of the remaining 2017 Notes and to pay accrued and unpaid interest on such redeemed, repurchased or discharged 2017 Notes and related fees and expenses (including tender premium); provided that not more than $95,000,000 of the proceeds of the Loans shall be retained by the Borrower after the Closing Date to be applied in accordance with clause (b); provided further that any proceeds not applied on the Closing Date in accordance with clause (a) shall be held by the Borrower in a segregated account pending application of such proceeds in accordance with clause (b). The proceeds of the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment shall be used on the First Refinancing Term Loan Effective Date, together with cash on hand at the Borrower and the Guarantors, to prepay in full all Initial Term Loans outstanding hereunder as of the First Refinancing Term Loan Effective Date (immediately prior to giving effect to the First Refinancing Term Loan Amendment) and all other Obligations in respect thereof (including the prepayment premium in connection therewith).

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Section 3.12. Labor Relations.

(a)     Except as disclosed on Schedule 3.12(a), no Group Member is presently a party to any collective bargaining agreement or other similar contract.

(b)     Except as disclosed on Schedule 3.12(b) and for matters which, in the aggregate, if determined adversely to the Holdco Group, would not have a Material Adverse Effect, there is not presently pending and, to the best knowledge of each Group Member, there is not threatened any of the following:

(i)        any strike, slowdown, picketing, work stoppage or other labor dispute;

(ii)       any proceeding against or affecting the Holdco Group relating to the alleged violation of any applicable law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Holdco Group;

(iii)      any lockout of any employees by any Group Member;

(iv)      any application for the certification of collective bargaining representation; or

(v)       any failure by any Group Member to comply with all applicable law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

Section 3.13. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, together with all other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.14. Investment Company Status. No Loan Party and no Subsidiary of a Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.15. Properties.

(a)     As of the Closing Date, Schedule 3.15(a) sets forth the address of each parcel of real property that is owned or leased by each Loan Party and, in the case of

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(c)        Holdco will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of Foreign Holdco and the Domestic Subsidiaries and activities incidental thereto. Foreign Holdco will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Foreign Subsidiaries and activities incidental thereto.

Section 6.03. Indebtedness. No Group Member will create, incur or suffer to exist any Indebtedness, except:

(a)        Indebtedness existing on the ~~Closing~~First Refinancing Term Loan Effective Date and set forth on Schedule 6.03 and Permitted Refinancing Indebtedness with respect thereto and certain intercompany indebtedness set forth on Schedule 6.03 under the title “Closing Date Intercompany Indebtedness” existing on the Closing Date and Permitted Refinancing Indebtedness with respect thereto, provided that such refinancing is limited to other intercompany debt;

(b)        (i) Indebtedness under the Loan Documents (including under any Refinancing Term Loan Facility), (ii) Indebtedness under the L/C Facility Documents in an aggregate principal amount not to exceed $44,500,000 and any Permitted Refinancing Indebtedness in respect thereof or in respect of any Permitted Refinancing Indebtedness incurred under this clause (ii), and (iii) Indebtedness under any Refinancing Notes and any Permitted Refinancing Indebtedness in respect thereof or in respect of any Permitted Refinancing Indebtedness incurred under this clause (iii);

(c)        Indebtedness of any Subsidiary to Holdco or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to Holdco or any Subsidiary that is a Loan Party shall be subject to Section 6.05 and (ii) Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)        (i) Indebtedness incurred subsequent to the Closing Date secured by purchase money Liens (including Capitalized Leases), (ii) Indebtedness of a Person that becomes a Group Member after the Closing Date, provided that such Indebtedness is not created in contemplation thereof, and (iii) Permitted Refinancing Indebtedness in respect of Indebtedness described in (i) and (ii), in an aggregate amount for (i), (ii) and (iii) not to exceed $50,000,000;

(e)        Indebtedness owed to any bank in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(f)        Indebtedness incurred in connection with foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign exchange rates and interest rate swap, cap or collar agreements and interest rate future or option contracts designed to hedge against fluctuations in foreign interest rates, in each case to the

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